Exhibit 99.1

Bantec Demonstrates Robotic Cleaning System to Connecticut School System; Launches ‘Back to School Safely’ Program

Little Falls, NJ – August 27, 2020 - Bantec, Inc. (OTCPINK: BANT) (“Bantec” or the “Company”), Bantec, Inc., a product and services company, announces a program to help students, faculty and administrators get back to school safely.

Michael Bannon, Bantec’s Chairman and CEO stated: “We are offering a program, through our contract with CleanSmart, to help students get back to school. The three-pronged approach we intend to use consists of reselling UVC and spray disinfecting robots, Enviro-Pro disinfectant, and a glass floor coating. We demonstrated the UVC and spray robot to a Connecticut school system that is determined to get 100% of their students back to school this fall. They have more than a dozen schools and are looking to see how we can help them accomplish this task. We videotaped the demonstration. To view the demonstration. please click the video link below. As demonstrated in the video, the robot disinfects using both UVC light and/or spray.” In addition to helping schools, we are also looking to help hospitals, manufacturers, universities, and commercial property managers better cope with the Covid-19 pandemic.

Link:

https://youtu.be/LnS4tzzpmLs

About Bantec

Bantec, Inc, a product and services company, through its subsidiaries and divisions sells to facility managers, engineers, maintenance managers, purchasing managers and contract officers who work for hospitals, universities, manufacturers, commercial businesses, local and state governments and the US government. Our difference that matters consists of establishing lifelong customer and supplier friendships, responding immediately to our customers’ needs, and providing products and services through a highly technically trained, motivated, and incentivized workforce.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses, or net earnings; projections of growth; and assumptions relating to the foregoing. Such forward-looking statements are generally qualified by terms such as: “plans, “anticipates,” “expects,” “believes” or similar words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or qualified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. These factors are discussed in greater detail in our Form 10 filed with the U.S. Securities and Exchange Commission.

Contacts:

Michael Bannon

Chairman & CEO

mike@bantecinc.com